                                                                   EXHIBIT 99.1

   CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE
                     PRIVATE SECURITIES REFORM ACT OF 1995


          AMISYS Managed Care Systems, Inc. ("AMISYS" or the "Company") desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is filing this Form 8-K in order to do so. Many of the following important factors discussed below have been discussed in AMISYS' prior SEC filings.

          AMISYS wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, AMISYS' actual results, and could cause AMISYS' actual consolidated results for the financial periods ending after the date hereof, including, without limitation, the fiscal quarter ending June 30, 1996, to differ materially from those expressed in any forward-looking statements made by or on behalf of
AMISYS:

          Significant Variability of Quarterly Operating Results; Length of Sales Cycle. The Company's revenues and operating results may vary significantly from quarter to quarter as a result of a number of factors, including the relatively large size of client contracts, unpredictability in the number and timing of systems sales, length of sales cycle and delays in commencement of the installation process. The sales cycle for the sale of the Company's proprietary software, third-party hardware and software and implementation services (the "AMISYS System") can take up to nine months or even longer from receipt of a request for proposal ("RFP") to contract execution, and revenue is recognized over an extended period of up to twelve months or more from contract execution to completion of installation. The length of the sales cycle is attributable in part to the significant dollar amount of the purchase to clients as well as the significance of the AMISYS System to the overall business operations of the Company's clients. During the sales cycle, the Company expends substantial time, effort and funds preparing a proposal, demonstrating the product and negotiating the license agreement. Because a significant percentage of the Company's expenses are fixed, a variation in the timing of systems sales and installations can cause significant variations in operating results from quarter to quarter. The Company has historically experienced a slight decrease in systems sales from the fourth quarter to the first quarter which the Company attributes to client purchasing patterns.

          Limited Operating History; Recent Losses. The Company was purchased by its current stockholders in May 1994 from American International Group, Inc. ("AIG"). For the fiscal years ended December 31, 1991 and 1992, AMISYS (which during those periods included now-divested operations) reported net losses of $3.2 million and $6.6 million, respectively. Following the purchase from AIG, the Company reported a net loss for the period May 27, 1994 to December 31, 1994 of $6.4 million due to a $6.5 million non-cash charge for the write-off of certain purchased research and development. While the Company reported net income of $1.7 million for the year ended December 31, 1995 and $737,000 for the three months ended March 31, 1996, there can be no assurance that the Company will continue to sustain profitability.

          Dependence on Principal Product. The Company has derived and for the foreseeable future expects to continue to derive substantially all of its revenues from the sale and associated support of one integrated software system. Dependence on a single product makes the Company particularly susceptible to the successful introduction of, or changes in market preferences for, competing products. A reduction in sales of AMISYS Systems would have material adverse affects on the Company.

          Risk of Acquisitions. Part of the Company's strategy for growth includes acquisitions of complementary products, technologies or businesses that would allow the Company to offer a set of integrated products that in addition to risk management would serve other areas of the health care technology sector. The Company's ability to expand successfully through acquisitions depends on many factors, including the successful identification and acquisition of products, technologies or businesses and management's ability to effectively integrate and operate the acquired products, technologies or businesses. There is significant competition for acquisition opportunities in the health care information systems industry. The Company may compete for acquisition opportunities with other companies that have significantly greater financial and management resources. There can be no assurance that the Company will be successful in acquiring or integrating any such products, technologies or businesses.

          Quality Assurance and Product Acceptance. The Company devotes substantial resources to meet the high level of client expectations for reliable software. AMISYS' software and third-party software offered by the Company may, from time to time, contain undetected errors or bugs. Errors or bugs in software products may result in loss of data, delay in installation, a slowdown or slippage of a client's ability to process claims, or delay in product releases. Because of the importance of the Company's product to the successful operations of its clients, errors or delays may have a material adverse effect on the continued market acceptance of the AMISYS System, may expose the Company to claims from clients and third parties and may result in a material adverse effect on the Company's results of operations. While the Company's license agreements contain contractual limitations on liability and the Company maintains insurance to protect against claims associated with the use of its products, there can be no assurance that its insurance coverage or contractual provisions would provide adequate coverage against all possible claims that may be asserted against the Company.

          Long-Term Risks Associated with Migration of Existing Product to Client/Server Technology. Due to the complexity and size of the processing needs of the Company's clients and the inability of previous client/server technology to accommodate those needs, the Company is not currently experiencing significant demand for a client/server version of the Company's product. However, recent technological advances may render the client/server environment capable of accommodating the complexity and scale of transactions processed by the Company's clients and potential clients and, accordingly, the Company believes technical migration to a client/server environment is practical and appropriate. Such a migration will involve a significant amount of time and the expenditure of a significant amount of the Company's resources. There can be no assurance that the Company will be able to successfully migrate the AMISYS System to a client/server environment, that such migration will not result in unexpected costs, delays, or system failures, or that demand will exist for an AMISYS client/server product.

          Highly Competitive Market. The market for health care information systems is highly competitive. The Company's competitors vary in size, scope and breadth of the products and services they offer. Most of the Company's sales are derived from competitive procurement processes managed directly by sophisticated clients or consultants that require specific, highly-detailed presentations from all qualified vendors. There can be no assurance that competitors will not develop or offer superior functionality with respect to specific or overall applications, that other features of competitive products will not be preferred by clients or that pricing will not erode as competition gets more intense. Many of the Company's current and potential competitors have significantly greater financial, marketing and other competitive resources than the Company. Current and potential competitors, including providers of information technology to other segments of the health care industry, may establish joint marketing arrangements or other relationships to compete more effectively against the Company and new competitors may emerge. As a result, the Company's financial condition and results of operations may be adversely affected.

          Dependence on Key Personnel. The Company is highly dependent on certain of its executive officers, including Kevin R. Brown, the Company's Chairman, President and Chief Executive Officer. The loss of Mr. Brown's services or those of one or more of the Company's other executive officers could have a material adverse effect on the Company's financial condition and results of operations. The Company believes that its future success will depend upon its ability to continue to attract, motivate and retain highly-skilled managerial, sales and marketing and technical personnel. There can be no assurance that the Company will continue to be successful in attracting and retaining the personnel it requires.

          Relationship with Hewlett-Packard. The Company has derived substantially all of its revenues to date from the sale of software systems that operate on Hewlett-Packard ("HP") computers, specifically the HP3000 series of on-line transaction processing computers. The Company expects to continue to derive a substantial portion of its revenues from the sale of software products that run on HP platforms along with the sale of HP hardware for the foreseeable future. The Company's future results, therefore, depend on continued market acceptance of HP computers, the technical support given the HP3000 series and the financial success of HP. Any reduction in demand for these computers or in HP's ability to deliver quality products on a timely basis or to provide adequate support to these products would have a material adverse effect on the Company. The term of the Company's standard contract with HP is one year. Although the Company expects the HP contract to be renewed as it has been for the past nine (9) years, there can be no assurance that the contract will be renewed or, if renewed, that the contract will then be on equivalent terms.

          Dependence on Managed Care Industry. The Company's business to date has been exclusively concentrated on providing a system software product to the payors and providers that offer managed care products and services. Thus, the Company's success is dependent on continued demand for, and spending on, software and related services in that industry, and the Company's growth is dependent on the growth of that industry. Consolidation in the managed care industry, and a corresponding decrease in potential buyers for the Company's products and services, or government intervention or legislation related to health care could have a material adverse effect on the Company. Although the managed care market has expanded beyond HMO's, historically, the Company's client base consisted primarily of HMOs. Further consolidation in the HMO industry could have a material adverse effect on the Company.

          Rapid Technological Change. The Company operates in a rapidly changing technological environment in which the Company must keep pace with new technologies, processes and competitive forces in order to be successful. In particular, the Company's continued success will be dependent upon its ability to maintain the AMISYS System at the forefront of new technological developments through new applications and enhancements to the existing product. Among other things, the Company is seeking to position the AMISYS System to manage databases in excess of one million lives. To date, no client has attempted to operate the system on a database that large and no assurance can be made as to the success of any attempt.

          Uncertainty in Health Care Industry; Government Health Care Reform Proposals. The health care industry in the United States is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of health care organizations. During the past several years, the health care industry has been subject to changing and increasing governmental regulation of, among other things, reimbursement rates and certain capital expenditures. Certain proposals to reform aspects of the health care system have been and are being considered by Congress and state legislatures. These proposals, if enacted, could change the operating environment for the Company's clients in ways that cannot be predicted. Health care organizations may react to changes in the administration or interpretation of government health care programs, laws, regulations or policies by curtailing or deferring investments, including those for the Company's products and services.

          Dependence on Proprietary Software. The Company's success is dependent to a significant extent on its ability to protect its proprietary rights to the software incorporated in the AMISYS System. The Company depends upon a combination of trade secret, copyright and trademark laws, license agreements, nondisclosure and other contractual provisions and various security measures to protect these proprietary rights. There can be no assurance that the legal protections afforded to the Company or the precautions taken by the Company will be adequate to prevent misappropriation of the Company's technology. In addition, these protections do not prevent independent third-party development of functionally equivalent or superior technologies, products or services. Any infringement or misappropriation of the Company's proprietary software could have a material adverse effect on the Company. In the event of litigation to determine the validity of claims, the Company could be required to expend significant resources to develop non-infringing technology or to obtain licenses to technology in litigation. There is no assurance that the Company would be successful in such development or that any such licenses would be available on commercially reasonable terms. Although the Company is not aware that its products, trademarks and other proprietary rights infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against the Company and that such claims will not have a material adverse effect on the Company's results of operations, financial condition or business.

          Concentration of Share Ownership; Anti-Takeover Effect. The Company's directors, their affiliates and certain executive officers beneficially own approximately 50.0% of the Company's outstanding Common Stock. As a result, these stockholders, if acting together, will continue to have the ability to elect all of the Company's directors and to determine the outcome of corporate actions requiring stockholder approval. This ability may have the effect of delaying or preventing a change in control of the Company, or causing a change in control of the Company which may not be favored by the Company's other stockholders. The Company will be authorized to issue up to 5,000,000 shares of Preferred Stock in one or more series, having terms fixed by the Board of Directors without stockholder vote. Issuance of these shares could also be used as an anti-takeover device. The Board of Directors has no current intentions or plans to issue any Preferred Stock. In addition, the Board of Directors are divided into three classes having staggered three-year terms.

          Possible Volatility of Stock Prices. The market price of the Common Stock may experience a high level of volatility, as frequently occurs with market prices for securities of emerging growth companies such as the Company. Factors such as announcements of technological innovations or new products or services by the Company or its competitors, proprietary rights developments and market conditions for health care or technology stocks in general could have a significant impact on the future market price of the Common Stock. Since the Company's initial public offering of Common Stock on December 20, 1995, the average daily trading volume in the Common Stock as reported on the Nasdaq National Market system has been relatively low. There can be no assurance that a more active trading market will develop in the future.

          Absence of Dividends. The Company has never declared or paid any cash dividends on its Common Stock and does not intend to do so for the foreseeable future.

          Shares Eligible for Future Sale; Registration Rights. As of June 30, 1996, there were approximately 7,687,000 shares of Common Stock of the Company outstanding (exclusive of shares covered by outstanding options). Of these shares, approximately 3,877,000 shares of Common Stock as of June 30, 1996 were freely tradable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), except that any shares held by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act, generally may only be resold in compliance with applicable provisions of Rule 144. An additional 3,804,500 shares are subject to lock-up agreements which expire August 17, 1996 (collectively the "Lock-up Agreements"). Alex. Brown & Sons Incorporated may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to Lock-Up Agreements. The Company has granted stockholders owning 3,432,500 of the shares that are subject to the Lock-Up Agreement registration rights pursuant to an Investment and Stockholders Agreement dated May 27, 1994 between the Company and these holders. The remaining shares of Common Stock are held by existing shareholders and are "restricted securities" as that term is defined in Rule 144 under the Securities Act (the "Restricted Securities"). In addition, the Company has an effective registration statement on Form S-8 with respect to 1,800,000 shares of Common Stock reserved for issuance pursuant to the Company's 1994 Equity Incentive Plan, of which 685,800 were represented by outstanding options as of June 30, 1996, and with respect to 300,000 shares of Common Stock reserved for issuance under the Directors' Stock Option Plan. The sale of a significant number of shares could adversely affect the market price of the Common Stock.

          Risks Relating to Patient Information. The Company products may include applications that may relate to confidential patient medical histories and treatment plans. Improper disclosure of this information or failure by the Company's product to provide accurate and timely information could result in claims against the Company by its customers or their patients. There can be no assurance that the Company will not be subject to such claims, that such claims will not result in liability in excess of any insurance coverage maintained by the Company with respect to such claims or that insurance will cover such claims.

        Expiration of Lease. The Company's lease for its executive offices in Rockville, Maryland expires in December 1996. In addition, the Company's rapid growth and increased staffing has placed a operational strain on its current leased space. The Company is seeking new office space and also is negotiating with its current landlord for a renewal of its existing lease with an expansion of its leased space. In the event that the Company is able to find a desirable new space, a relocation of the Company may cause a disruption in the Company's operations. If the Company is unable to locate new space or expand its leased space, the Company will be required to reconfigure its space within the current facility, again possibly causing a disruption in the Company's operations. There can be no assurance that the Company will be able to locate new office space or renegotiate its current lease on favorable terms or at all.
                                      -5-